Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Four Star Holdings, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bobby R. Smith, Jr. and Alvin A. Rhoney, Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2010

By:  /s/  Bobby R. Smith, Jr.
              Bobby R. Smith, Jr.
              Chief Executive Office

Date: November 15, 2010

By:  /s/ Alvin A. Rhoney
             Alvin A. Rhoney
             Chief Financial Officer